UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2013

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

20415 Nordhoff Street, Chatsworth, CA 91311

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

MRV Communications, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 17, 2013 (the “Annual Meeting”) and all agenda items set forth below were approved or ratified by the required voting thresholds. There were 7,595,184 shares that were authorized to vote as of the record date of April 30, 2013, with 5,748,750 shares represented at the Annual Meeting.  The following number of shares voted on the following matters:

a.) Election of four directors to serve for the ensuing year and until their successors are elected and qualified:

Direct Nominee	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Kenneth H. Traub	2,518,955	0	512,065	2,717,730
Robert M. Pons	2,935,449	0	95,571	2,717,730
Mark J. Bonney	2,981,355	0	49,665	2,717,730
Matthew Stecker	2,970,357	0	60,663	2,717,730

b.) Conduct an advisory vote on the compensation of the named executive officers: Stockholders approved with 2,894,940 shares voted in favor, 113,540 shares voted against and 22,540 shares abstaining from voting. There were 2,717,730 broker non-votes for this proposal.

c.) Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013:  Stockholders ratified the appointment of Ernst & Young LLP with 5,094,690 shares voted in favor, 591,531 shares voted against, and 62,529 shares abstaining from voting. No broker non-votes were cast with respect to this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 19, 2013

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen A. Garcia
Stephen A. Garcia
Chief Financial Officer